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                                                                   Exhibit 10.15

                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

      This amendment (the "Amendment") is made by and between Putnam Investments, L.L.C. ("Putnam") and Lawrence J. Lasser (the "Executive") to amend the employment agreement between the Executive and Putnam, dated December 31, 1997 and amended on January 1, 2001 (the "Agreement"). Except as may be otherwise herein modified, all provisions of the Agreement shall continue in full force and effect. Any capitalized term not defined in this Amendment shall have the meaning ascribed to it in the Agreement. In consideration of the covenants and agreements set forth herein, Putnam hereby agrees that the Executive shall continue to be employed by Putnam, and the Executive hereby agrees to continue his employment with Putnam, on the terms and conditions contained in the Agreement, as amended hereby.

      1. The first sentence of Paragraph 1 of the Agreement is hereby amended by substituting "December 31, 2005" for "December 31, 2001" therein.

      2. The first sentence of paragraph 2.B of the Agreement is hereby amended by the substitution of "year 2003 annual meeting" for the words "year 2000 annual meeting" therein.

      3. Paragraph 3.B of the Agreement is hereby amended by the addition of the following language immediately after the second sentence thereof:

      "The intent is to provide an Annual Bonus reflecting the Compensation Committee's assessment, based on the recommendation of the Chief Executive Officer of MMC, of your performance, which will be the sum of (a) an amount ranging from 80% to 120% of two times the bonus attributable to a Pre-Assigned Partnership Interest (as defined in the Partners Plan) in the Putnam Investments, L.L.C. Partners Incentive Compensation Plan (the "Partners Plan") of a 5% Partner (as defined in paragraph 4.E) and (b) bonus attributable to one unit under the Putnam Investments L.L.C. Operating Heads Incentive Compensation Plan (the "Operating Heads Agreement")."

      4. The fourth sentence of paragraph 3.B of the Agreement is hereby restated in its entirety to read as follows:

      "The Annual Bonus shall be paid in cash in the first quarter of the calendar year following the year to which such Annual Bonus shall relate."


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      5.    The third sentence of paragraph 3.D (i) is hereby amended by the addition of the following language immediately after the words "Fair Market Value" therein:

      "(as used here and, unless otherwise provided herein, as used hereafter, Fair Market Value with respect to a Class B Share shall be as defined in the Putnam Investments, L.L.C. Equity Partnership Plan (the "Equity Partnership Plan"))"

      6. Paragraph 3.D of the Agreement is hereby amended by the addition of new paragraphs, 3.D(vii), (viii), (ix) and (x) which shall read as follows:

      "(vii) NEW PUTNAM STOCK OPTIONS. Effective as of March 15, 2001, Putnam Investments Trust, a Massachusetts business trust (the "Business Trust") shall grant to you a nonqualified option (the "Fifth Putnam Option") to purchase 50,000 Class B Shares. You shall also receive, in March 2002, a nonqualified option (the "Sixth Putnam Option", and, together with the Fifth Putnam Option, the "New Putnam Options") to purchase an additional 50,000 Class B Shares. The per share exercise price shall be equal to the Fair Market Value of a Class B Share as of the date of the applicable grant. Each New Putnam Option shall expire on the tenth anniversary of the date of grant of such option. The Fifth Putnam Option shall become exercisable with respect to 25% of the Class B Shares subject thereto on March 10 in each of 2002, 2003, 2004 and 2005. The Sixth Putnam Option shall become exercisable with respect to 25% of the Class B Shares subject thereto on March 10 in each of 2003, 2004, 2005 and 2006. In all other respects, the New Putnam Options granted pursuant to the Amendment shall be treated as if they were subject to the terms and conditions of the Equity Partnership Plan and as if such New Putnam Options had been granted thereunder, except that (a) any amounts paid to you with respect to the exercise of any and all rights or obligations of Putnam or the Business Trust pursuant to the Equity Partnership Plan (including with respect to cancellation, forfeiture, purchase, sale, exchange, conversion or similar events affecting New Putnam Options or Class B Shares acquired by exercise of New Putnam Options) shall be paid to you as soon as practicable following the Payment Date as defined in paragraph 3.D(iii) and (b) the New Putnam Options shall be subject to subparagraph (b),
(c), (e) and the next to last sentence of paragraph 3.D(i) hereof as if such New Putnam Options were Putnam Options granted under paragraph 3.D(i) (except that subparagraphs (b) and (e) thereof shall be read as if the words "December 31, 2005" replaced the words "December 31, 2001" therein). Furthermore, notwithstanding anything in the Equity Partnership Plan to the contrary, Putnam, the Business Trust


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and MMC, as applicable, may exercise the rights set forth in the first sentence of Section 8(b)(ii) of the Equity Partnership Plan, to cancel New Putnam Options or Class B Shares acquired by exercise of the New Putnam Options only if all options granted under the Equity Partnership Plan or all Class B Shares, as applicable, are also cancelled. Each New Putnam Option granted to you shall be evidenced by an Award Agreement substantially in the form of the award agreement attached hereto as Exhibit D, or with respect to the Sixth Putnam Option, in the form then used for option grants to Putnam senior executives. Notwithstanding anything herein to the contrary, the Sixth Putnam Option may be granted subject to the terms and conditions of a successor plan to the Equity Partnership Plan and relate to a different class of Putnam Common Shares (in each case, to the same extent as applies to awards then being made to other Putnam senior executives).

      (viii) NEW MMC STOCK OPTIONS. Effective as of March 15, 2001, the Compensation Committee shall grant to you, pursuant to and subject to the terms of the MMC 2000 Senior Executive Incentive and Stock Award Plan (such plan, or any amended or successor plan, the "2000 Plan") a nonqualified option (the "Second MMC Option") to purchase 50,000 MMC Shares at an exercise price per share equal to the Fair Market Value (for all purposes hereunder with respect to the New MMC Options (as defined below), Fair Market Value shall be as defined in the 2000 Plan) of an MMC Share as of such date, which shall expire on March 14, 2011 and shall vest with respect to 25% of the shares subject thereto on each anniversary of the date of grant in each of 2002, 2003, 2004 and 2005. You shall also receive, in each of March 2002, March 2003 and March 2004, pursuant to and subject to the terms of the 2000 Plan, a nonqualified option (collectively with the Second MMC Option, the "New MMC Options") to purchase 50,000 MMC Shares at an exercise price per share equal to the Fair Market Value of an MMC Share as of the applicable date of grant, which shall expire on the day preceding the tenth anniversary of the applicable date of grant and shall vest with respect to 25% of the shares subject thereto per year on each anniversary of the applicable date of grant. In all other respects, unless otherwise noted herein, each New MMC Option shall be treated as an MMC Option granted pursuant to Paragraph 3.D(ii) hereof. Each New MMC Option granted to you shall be evidenced by an Award Agreement substantially in the form of the award agreement attached as Exhibit E.

      (ix) NEW PUTNAM RESTRICTED STOCK UNITS. Effective as of March 15, 2001, the Business Trust shall grant to you 100,000 Putnam Restricted Stock Units (the "New Putnam Restricted Stock Units"). The New Putnam Restricted Stock Units shall vest at


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the rate of 25% per year on March 10 in each of 2002, 2003, 2004 and 2005 and shall otherwise be treated as if they were subject to the terms and conditions of the Equity Partnership Plan applicable to the shares of Restricted Stock awarded under the Equity Partnership Plan except that any amounts paid to you with respect to the exercise of any and all rights or obligations of Putnam or the Business Trust pursuant to the Equity Partnership Plan (including with respect to cancellation, forfeiture, purchase, sale, exchange, conversion, or similar events affecting New Putnam Restricted Stock Units or Class B Shares) shall be paid to you as soon as practicable following the Payment Date. Each individual New Putnam Restricted Stock Unit shall represent and shall have a Fair Market Value equal to the Fair Market Value of one Class B Share. In addition, notwithstanding anything to the contrary contained in the Equity Partnership Plan, the New Putnam Restricted Stock Units shall be subject to the terms of subparagraphs (a), (b), (e), (f) and the first sentence of the next to last paragraph of paragraph 3.D(iii) hereof as if such New Putnam Restricted Stock Units were Putnam Restricted Stock Units granted pursuant to paragraph 3.D(iii) hereof (except that subparagraph (f) thereof shall be read as if the words "December 31, 2005" replaced the words "December 31, 2001" therein). Notwithstanding anything in the Equity Partnership Plan to the contrary, Putnam, the Business Trust and MMC, as applicable, may exercise the rights, set forth in the first sentence of Section 8(b)(ii) of the Equity Partnership Plan, to cancel the New Putnam Restricted Stock Units, or Class B Shares acquired by payment with respect to New Putnam Restricted Stock Units, only if all restricted stock granted under the Equity Partnership Plan, or all Class B Shares, as applicable, are also cancelled. The New Putnam Restricted Stock Units granted to you shall be evidenced by an Award Agreement substantially in the form of the award agreement attached hereto as Exhibit D.

            (x) The Putnam Class B Shares related to the New Putnam Stock Options and the New Putnam Restricted Stock Units shall reduce the four million additional Putnam Class B Shares authorized by MMC's Board of Directors in October of 2000 to be sold or granted to Putnam participants under plans or related agreements approved by the Compensation Committee.

7. Paragraph 3.D(v) of the Agreement is hereby amended by the insertion of the following words between the words "Restricted Stock Units" and "referred" in the first sentence thereof:

      "(but not with respect to the New Putnam Options or the New Putnam Restricted Stock Units)."


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      8.    Paragraph 3 of the Agreement is hereby amended by the addition of the following new paragraph 3.F, with the existing paragraphs 3.F, 3.G and 3.H being re-designated as paragraphs 3.G, 3.H and 3.I respectively and existing cross references to such paragraphs being re-designated accordingly.

      "F.   PUTNAM FUND PAYMENT. You are hereby granted a deferred special payment in an amount equal to the Fair Market Value (as defined in the 2000
Plan) as of February 15, 2001, of 150,000 MMC Shares. Such amount shall be deemed invested, pursuant to your investment direction, among the various Putnam funds. On the later of (a) December 31, 2005 and (b) the Payment Date, you shall be entitled to receive in cash the amount referenced in the immediately preceding sentence, plus the earnings, if any, net of any losses, if any, of the deemed investment thereof (such total, the "Putnam Fund Payment"). The Putnam Fund Payment shall vest on December 31, 2005. If your employment with Putnam is terminated by Putnam or MMC (acting through its Compensation Committee) pursuant to paragraph 4.A of this Agreement or by you prior to December 31, 2005 for any reason other than pursuant to paragraph 4.E of this Agreement, then you shall forfeit all of the Putnam Fund Payment granted pursuant to this paragraph 3.F. If your employment with Putnam is terminated in accordance with paragraphs 4.B, 4.C, 4.D or 4.E of this Agreement prior to December 31, 2005, then the Putnam Fund Payment granted to you pursuant to this paragraph 3.F shall vest as of the date of such termination and shall be paid to you on the later of (a) the date of such termination or (b) the Payment Date."

      9. Paragraph 3 of the Agreement is hereby amended by the addition of a new paragraph 3.J which shall read as follows:

      "J.   SPLIT DOLLAR LIFE INSURANCE. In accordance with the Compensation
Committee approval of September 16, 1999, you were permitted to participate in the Putnam Estate Enhancement Program, pursuant to which you have previously chosen to forego $2 million with respect to a certain Annual Bonus in exchange for two (2) so called "split dollar" life insurance policies of $1 million each. You are hereby permitted to elect to forego an additional $2 million in the aggregate with respect to future Annual Bonuses as a premium for additional split dollar life insurance policies under such program."

      10. Paragraph 4.A is hereby amended by the addition of ", the 2000 Plan" after each occurrence of the words "1997 Plan" therein.


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      11.   Paragraph 4.A is hereby amended by the addition of the following sentence immediately after the last sentence thereof:

      "Notwithstanding anything herein to the contrary, after December 31, 2001, the forfeiture provisions contained in this paragraph 4.A shall be of no further force and effect with respect to the Putnam Options, the MMC Stock Option, Putnam Restricted Stock Units, MMC Restricted Stock Units or any Class B Shares which were issued in settlement of such awards; provided, however that such provisions shall continue to be applicable to the New Putnam Options, New MMC Options and New Putnam Restricted Stock Units."

      12. Paragraph 4.D of the Agreement is hereby amended by substituting "December 31, 2005" for the words "December 31, 2001" therein.

      13. The third sentence of paragraph 4.E of the Agreement is hereby restated in its entirety to read as follows:

      "For purposes of this Agreement, the phrase "Good Cause" shall mean (a) a breach by MMC, the Business Trust or Putnam of a material term of this Agreement which is not cured within 30 business days from receipt of written notice thereof from you, (b) relocation of Putnam's executive offices outside of the Boston area, (c) reassignment of you to a location outside of the Boston area,
(d) failure to pay you an annual bonus, as contemplated by paragraph 3.B above, with respect to each full year of your employment during the term commencing with year 2001 of at least the sum (such sum, the "Minimum Amount") of (1) two times an amount equal to a bonus attributable to a 5% Pre-Assigned Partnership Interest (as such term is defined in the Partners Plan) under the Partners Plan (a participant with such 5% Pre-Assigned Partnership Interest, a "5% Partner) for a 5% Partner with a Base Partnership Percentage (as such term is defined in the Partners Plan) of 80%, plus (ii) the bonus with respect to such year determined under the Putnam Investments, L.L.C. Operating Heads Incentive Compensation Plan with respect to one Unit (as defined in such plan), (e) a Change in Control of MMC or a Change in Control of Putnam, each as defined below, or (f) failure to grant to you the New Putnam Options, the New MMC Options or the New Putnam Restricted Stock Units."


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      14.   The first sentence of paragraph 4.F is hereby amended by the addition of ", the New MMC Options, Putnam Fund Payment" immediately after the words "the MMC Option" therein.

      15. Paragraph 4.F is hereby amended by the addition of the following immediately at the end thereof:

      "Notwithstanding anything herein to the contrary, no Gross-Up Payments shall be payable to you with respect to any Excise Tax attributable to the New Putnam Options or the New Putnam Restricted Stock Units."

      16. Paragraphs 7.A and 7.B of the Agreement are hereby amended by substituting "68" for each occurrence of "65" therein.

      17. The third from the last sentence of paragraph 7.A shall be amended by the addition of "and the Putnam Fund Payment" after "Special Retirement Benefit", by the addition of "and New Putnam Options" after each occurrence of "Putnam Options" and by the addition of "and New Putnam Restricted Stock Units" after each occurrence of "Putnam Restricted Stock Units" therein.


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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of this 22nd day of March, 2001.


                              PUTNAM INVESTMENTS, L.L.C.
                              By:  PUTNAM INVESTMENTS TRUST,
                                      its sole member


                               By:
                                  --------------------------
                                     J.W. Greenberg
                                     Trustee


Agreed and Accepted:



---------------------
Lawrence J. Lasser


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       The Business Trust hereby agrees to perform any and all obligations and duties owed to the Executive pursuant to paragraph 3D(vii) and 3D(ix) of the Agreement, and the Executive agrees to perform any and all obligations owed to the Business Trust by the Executive pursuant to the terms and conditions of the Agreement and acknowledges all of the rights of the Business Trust under the Agreement.

       Notice is hereby given that the shareholders of the Business Trust shall not be personally liable for any claims arising from obligations of the Business Trust under the Agreement and the Executive shall look solely to the Trust Estate (as such term is defined in the Declaration of Trust for the Business Trust) for the payment of any claim arising from obligations of the Business Trust under the Agreement.




                              PUTNAM INVESTMENTS TRUST

                               By:
                                  --------------------------
                                      J.W. Greenberg
                                      Trustee
Agreed and Accepted:



---------------------
Lawrence J. Lasser